Innodata Corporation
                              Three University Plaza
                               Hackensack, NJ  07601

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 27, 2001

To the Stockholders of Innodata Corporation:
     The Special Meeting of Stockholders of Innodata Corporation (the "Company") will be held at Three University Plaza, Hackensack, NJ 07601, 5th Floor, at 11:00 A.M. on Tuesday, February 27, 2001, for the following purposes:

(1) To authorize and approve an amendment to the Company's Certificate of Incorporation to increase authorized Common Stock to 75 million shares of $.01 par value common stock; and

(2) To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement and form of Proxy are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on January 12, 2001 will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at 95 Rockwell Place, Brooklyn, New York 11217.


                              By  Order  of  the  Board  of  Directors,



                              Martin  Kaye
                              Secretary


Hackensack,  New  Jersey
January 29, 2001


     All stockholders are cordially invited to attend the Meeting. If you do not expect to be present, please sign and date the enclosed form of Proxy and return it promptly using the enclosed envelope. No postage is required if mailed in the United States. Any person giving a Proxy has the power to revoke it at any time prior to its exercise and if present at the Meeting may withdraw it and vote in person. Attendance at the Meeting is limited to stockholders, their proxies and invited guests of the Company.


                              INNODATA CORPORATION
                             Three University Plaza
                              Hackensack, NJ  07601

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Innodata Corporation (the "Company") of proxies in the form enclosed. Such Proxies will be voted at the Special Meeting of Stockholders of the Company to be held at Three University Plaza, Hackensack, NJ 07601, 5th Floor, at 11:00 A.M. on Tuesday, February 27, 2001 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders.

     This Proxy Statement and accompanying Proxy are being mailed on or about January 29, 2001 to all stockholders of record on January 12, 2001 (the "Record Date").

     Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy. Unless contrary instructions are given by stockholders, it is intended to vote the shares represented by such Proxies for the approval of an amendment to the Company's Certificate of Incorporation to increase authorized Common Stock to 75 million shares of $.01 par value common stock. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 2,402,601 votes, or approximately 23% of the total number of votes eligible to be cast at the Special Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on the proposal.

                            VOTING SECURITIES

     Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 10,495,669 outstanding shares of common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 30, 2000 information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors, and
(iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o Company, 3 University Plaza, Hackensack, NJ 07601.





                                                   Shares Owned Beneficially (1)
                                             Amount and Nature
Name and Address of                           of Beneficial
Beneficial Owner                                 Ownership         Percent of Class

Track Data Corporation (2)                       1,160,486               11.1%

Barry Hertz (3)                                  1,396,484               13.1%

Todd Solomon (4)                                 1,488,078               13.7%

Jack Abuhoff (5)                                   761,322                6.8%

Martin Kaye (6)                                    255,498                2.4%

Stephen Agress (7)                                 168,520                1.6%

Jurgen Tanpho (8)                                   83,670                  *

Jan Palmen (8)                                      18,000                  *

Klaas Brouwer (9)                                   34,520                  *

Abraham Biderman                                         0                  *

Dr. E. Bruce Fredrikson (10)
Syracuse University
School of Management
Syracuse, NY 13244                                  79,494                  *

Dr. Charles F. Goldfarb                                400                  *


All Officers and Directors
as a Group (11 persons)
            (3)(4)(5)(6)(7)(8)(9)(10)            4,285,986                34.8%


______________________________
* Less than 1%.
1.     Except as noted otherwise, all shares are owned beneficially and of record.
Includes shares pursuant to options presently exercisable or which are exercisable within 60 days.  Based on 10,455,842 shares outstanding, after giving effect to a two for one stock split paid on December 1, 2000.
2.     Consists of 1,160,486 shares owned by Track Data Corporation ("TDC"), which is controlled by Mr. Hertz.
3.     Includes 1,160,486 shares owned by TDC, which is controlled by Mr. Hertz,
8,400 shares held in a pension plan for the benefit of Mr. Hertz and currently exercisable options to purchase 206,898 shares of Common Stock.
4.     Includes currently exercisable options to purchase 435,996 shares of Common
Stock.
5.     Includes currently exercisable options to purchase 703,824 shares of Common
Stock.
6.     Includes currently exercisable options to purchase 235,500 shares of Common
Stock.
7.     Includes currently exercisable options to purchase 66,000 shares of Common
Stock.  Also includes exercisable options to purchase 11,500 shares of Common Stock by his wife.  Mr. Agress disclaims beneficial ownership in shares attributable to his wife.
8.     Consists of shares issuable upon exercise of currently exercisable options granted under the Company's Stock Option Plans.
9.     Includes currently exercisable options to purchase 24,000 shares of Common
Stock.
10.     Includes  currently  exercisable  options to purchase 71,496 shares of Common
Stock.





                    PROPOSAL CONCERNING INCREASE IN NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted a proposal declaring advisable an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company to 75,000,000 shares of Common Stock, with a par value of $.01 per share (the "Proposed Stock Amendment"). The form of the Proposed Stock Amendment is attached hereto as Exhibit A.

     At January 12, 2001, the authorized Common Stock of the Company consisted of 20,000,000 shares of Common Stock, par value $.01 per share. As of January 12, 2001, 10,495,669 shares of Common Stock were outstanding. In addition, as of January 12, 2001 an aggregate of 5,015,034 shares of Common Stock were reserved for issuance upon: (i) exercise of options granted or which may be granted under the Company's Stock Option Plans (3,955,452 shares); and (ii) exercise of various other outstanding warrants and options (1,059,582 shares). The Board of Directors proposed to increase the number of its authorized shares of Common Stock in order to be able to have adequate Common Stock available to meet its current obligations to issue Common Stock and in order to utilize equity issuances in future financings and acquisitions and for stock dividends or splits.

     If the Proposed Stock Amendment is adopted by the Company's stockholders, the additional shares of Common Stock would be issuable at any time and from time to time, by action of the Board of Directors without further authorization from the Company's stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Issuance of additional Common Stock, directly or upon exercise of warrants or options, would have a dilutive effect on the voting power of the outstanding Common Stock of the Company. Depending upon the number of shares of the Company's Common Stock issued and the amount of any additional consideration to be paid upon the conversion of any shares of Preferred Stock, if and when issued, into shares of Common Stock (if the Board of Directors affords conversion privileges for Preferred Stock) and the relationship thereof to the book value of the Common Stock, it is possible that issuance of any of the Common Stock, either directly or upon conversion of any Preferred Stock, could have a dilutive effect on stockholders' equity in the Company.


Considerations

     If the Proposed Stock Amendment is not approved, the Company will have a limited number of authorized shares of Common Stock available for future use by the Company. The Company's management believes that the authorization of the additional shares of Common Stock are in the best interests of the Company and its stockholders so that sufficient shares will be readily available for use, if feasible, in acquisitions, in raising additional capital and for grants as incentives to employees, officers, directors and consultants of the Company, as well as for stock dividends or splits.

     From time to time the Company may consider acquisitions or other transactions which may require the issuance of shares of Common Stock. The Company's management believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders since additional shares of Common Stock will be available for use, if feasible, in acquisitions and in raising additional capital and will provide the Company with the flexibility of having a broader choice in the type and number of equity securities available to it for the above and other corporate purposes. The Company does not currently have any commitments to any material acquisitions or other transactions which would require the issuance of the shares of its Common Stock.

     Due to the Board of Directors' discretion in connection with the issuance of additional shares of Common Stock and in connection with the issuance and the relative rights and preferences of the Preferred Stock, such as its ability to cause the Common Stock or Preferred Stock to be issued in a private placement or to determine the convertibility of the Preferred Stock, it may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages, including the right to grant voting powers to the holders of the Preferred Stock, gives the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of the Company's Common Stock. This could have the effect of insulating existing management from removal even if it is in the best interest of the common stockholders. Management of the Company is not aware of any existing or threatened efforts to obtain control of the Company.


  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL
        OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

                                  VOTE REQUIRED

     The affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present, is required to approve the amendment to the Company's Certificate of Incorporation. Abstentions will not be counted as affirmative votes. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of approximately 2,402,601 votes, or approximately 23% of the total number of votes eligible to be cast at the Special Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on the proposal.

                             EXPENSE OF SOLICITATION

     The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

                            PROPOSALS OF STOCKHOLDERS

     Stockholders of the Company who intend to present a proposal for action at the next Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice in writing received at the Company's principal executive offices on or before August 15, 2001 in order for such proposal to be included in the Company's Proxy Statement and form of proxy relating to such Meeting. Stockholders who wish to present a proposal for action at the next Annual Meeting are advised to contact the Company as soon as possible in order to permit the inclusion of any proposal in the Company's proxy statement.

                                  OTHER MATTERS

     The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgement.


     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Hackensack, New Jersey                 By Order of the Board of Directors
January 29, 2001


                                       Martin Kaye, Secretary





                                                                       Exhibit A



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              INNODATA CORPORATION

     Innodata Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That pursuant to the recommendation of the Board of Directors of Innodata Corporation, the following resolution amending the Certificate of Incorporation of said corporation, has been adopted by the written consent of stockholders of said corporation holding a majority of the outstanding stock entitled to vote thereon. The resolution setting forth the amendment is as follows:

RESOLVED, that Paragraph 4(a) of the Certificate of Incorporation shall be amended to read in its entirety as follows:

"(a) The total number of shares of stock which the Corporation shall have the authority to issue is 75,000,000 shares of Common Stock, and 4,998,000 shares of Preferred Stock, 1,000 shares of Series A Preferred Stock and 1,000 shares of Series B Preferred Stock, all par value $.01 per share."

SECOND: That these resolutions have been adopted by written consents of stockholders holding a majority of the outstanding stock entitled to vote thereon in accordance with Sections 216 and 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Innodata Corporation has caused this certificate to be signed by its Vice President, and its Assistant Secretary, this ______ day of February, 2001.


Innodata Corporation




By:                                               Attest:
  Martin Kaye,                                    Laurel Louison,
  Vice President                                  Assistant Secretary
